Exhibit 10.1

LINCOLN ELECTRIC HOLDINGS, INC.

2006 EQUITY AND PERFORMANCE INCENTIVE PLAN

Amendment to Restricted Shares Agreements

RECITALS

WHEREAS, Lincoln Electric Holdings, Inc. (the “Company”) has entered into a Restricted Shares Agreements (the “Agreements”), evidencing the grants of Restricted Shares under the Company’s 2006 Equity and Performance Incentive Plan (the “Plan”), to the Grantees and on the Dates of Grant set forth on the attached Exhibit A;

WHEREAS, the Company desires change the provision for vesting on retirement in the Agreements; and

WHEREAS, the Compensation and Executive Development Committee of the Board of Directors approved the form of the Amendment to the Agreements on December 16, 2013 (the “Effective Date”);

AMENDMENT

NOW, THEREFORE, the Section 6(b) of the Agreements is hereby amended, as of the Effective Date, to read in its entirety as follows:

“(b) If the Grantee terminates employment with the Company and any Subsidiary after the Grantee’s normal retirement date (as determined under The Lincoln Electric Company Retirement Annuity Program, whether or not the Grantee participates in that program) (“Retirement”), but prior to the vesting provided in Section 4 hereof, only a pro rata portion of the Restricted Shares granted hereby, based on the Grantee’s length of employment during the five-year vesting period shall immediately vest; provided, however, that:

(i)	If the Retirement occurs prior to July 1 of the last year of the performance cycle referenced in Section 4(b) above, the remaining portion of the Restricted Shares will forfeited upon such Retirement; and

(ii)	If the Retirement occurs on or after July 1 of the last year of the performance cycle referenced in Section 4(b) above, the remaining portion of the Restricted Shares will continue to vest as if the Grantee had remained employed by the Company or a Subsidiary and shall become nonforfeitable if the Committee timely determines, pursuant to Section 4(b) above, that each of the Management Objectives incorporated in the incentive program described in Section 4(b) above has been achieved at 100% or more of targets. However, if, during the period of time described in Section 4(b) above, the Committee determines that each of the Management Objectives incorporated in the incentive program described in Section 4(b) above has not been achieved at 100% or more of targets, the remaining portion of the Restricted Shares will be forfeited on the date of such Committee determination.”

Executed in the name of and on behalf of the Company on the         day of             2013.

LINCOLN ELECTRIC HOLDINGS, INC

By:
[Name]
[Title]

EXHIBIT A

Grantees	Date of Grant